UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

BEYOND COMMERCE, INC.

(Name of Registrant as Specified in its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Beyond Commerce, Inc.

3773 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89109

Tel: (702) 675-8022

NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

To The Stockholders of Beyond Commerce, Inc.:

This notice and the enclosed Information Statement is being furnished by the Board of Directors (the “Board”) of Beyond Commerce, Inc., a Nevada corporation (the “Company,” “we,” “us” or “our”), to the holders of record (the “Stockholders”) of shares of our common stock, par value $0.001 (the “Common Stock”), and shares of our Series A Preferred Stock and Series B Preferred Stock, $0.001 par value per share (the “Preferred Stock”), at the close of business on August 25, 2020 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to notify our Stockholders of actions taken by written consent of the holders of a majority of our voting stock. On August 3, 2020, the Company received written consents in lieu of a meeting of stockholders from holders representing 50.10% of the outstanding voting power of the Company (the “Majority Stockholders”) approving the following action by the Company (the “Action”):

approval of a Articles of Amendment (the “Articles of Amendment”) to our Articles of Incorporation effecting, at the discretion of our Board, a reverse stock split of the Common Stock at a reverse stock split ratio in the range of between 1-for-10 and 1-for-100 (the “Reverse Stock Split”), which specific ratio will be determined by our Board at its sole discretion prior to the filing the Articles of Amendment, with a corresponding pro-rata decrease of the authorized number of shares of our Common Stock.

The full text of the Articles of Amendment is attached as Exhibit A to this Information Statement.

On July 30, 2020, prior to the approval of the Majority Stockholders, the Board approved the Action and the Articles of Amendment, subject to obtaining subsequent stockholder approval, and recommended for our stockholders to approve the Action. The Majority Stockholders approved the Action by written consent in lieu of a meeting on August 3, 2020.

Accordingly, your consent is not required and is not being solicited in connection with the approval of the Action. The Action and the Articles of Amendment will become effective when we file the Articles of Amendment with the Secretary of State of the State of Nevada. The Articles of Amendment will not be filed and the Action will not become effective, until the date that is at least 20 days after the enclosed Information Statement is first mailed or otherwise delivered to our Stockholders.

This Information Statement is being mailed on or about August 27, 2020, to the Stockholders of record on the close of business on the Record Date.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Geordan Pursglove
Geordan Pursglove Chief Executive Officer

Beyond Commerce, Inc.

3773 Howard Hughes Parkway, Suite 500

Las Vegas, NV 89109

Tel: (702) 675-8022

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement is being mailed on or about August 27, 2020, to the holders of record (the “Stockholders”) at the close of business on August 25, 2020 (the “Record Date”) of shares of common stock, $0.001 par value per share (the “Common Stock”), and shares of Series A preferred stock, $0.001 par value per share and Series B preferred stock, $0.001 par value per share (the “Preferred Stock”), of Beyond Commerce, Inc., a Nevada corporation (the “Company,” “we,” “us” or “our”), in connection with the approval and adoption of the Articles of Amendment for the Reverse Stock Split by the written consent of the Majority Stockholders (as defined below). A copy of the form of the Articles of Amendment is attached as Exhibit A to this Information Statement.

Action by Written Consent

The following action was approved by the written consent of the Majority Stockholders in lieu of a special meeting:

approval of a Articles of Amendment (the “Articles of Amendment”) to our Articles of Incorporation effecting, at the discretion of our Board of Directors (the “Board”), a reverse stock split of the Common Stock at a reverse stock split ratio in the range of between 1-for-10 and 1-for-100 (the “Reverse Stock Split”), which specific ratio will be determined by our Board at its sole discretion prior to the filing the Articles of Amendment, with a corresponding pro-rata decrease of the authorized number of shares of our Common Stock.

The Reverse Stock Split and the Articles of Amendment, substantially the form attached to this Information Statement as Exhibit A, will become effective upon the acceptance for record of the Articles of Amendment with the Secretary of State of the State of Nevada, which will occur no earlier than 20 calendar days after this Information Statement is first mailed to our Stockholders.

Required Vote

The Common Stock and the Preferred Stock are the only classes of outstanding voting stock of the Company. As of August  25, 2020, there were 2,987,681,061 shares of Common Stock 249,999,900 shares of Series A Preferred Stock, and 20 shares of Series B Preferred Stock issued and outstanding. On August 3, 2020, the following holders of shares of the Common Stock and shares of the Preferred Stock, representing 50.10% of the outstanding voting power of the Company (the “Majority Stockholders”), executed the written consent of the Majority Stockholders approving the Reverse Stock Split pursuant to the Article Amendment:

Name of Majority Stockholder	Number of Shares of Common Stock held	Number of Shares of Series A Preferred held	Number of Shares of Series B Preferred	Number of Votes held by Majority Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
The 2GP Group, LLC (1)	0	206,249,900	0	618,749,700	618,749,700	9.86%
Geordan Pursglove	0	0	33	1,601,383,677	1,601,383,677	40.24
TOTAL	0	206,249,900	33	2,220,133,377	2,220,133,377	50.10%

(1) The shares are held by an entity controlled by Mr. Geordan Pursglove, the Company’s President and Chief Executive Officer.  Mr. Pursglove, managing member, holds sole voting and dispositive power over these shares. The address for The 2GP Group, LLC is 222 Yamato Road, Suite 260, Boca Raton, FL 33431.

Section 78.320 of the Nevada Revised Statutes of the State of Nevada (the “NRS”) provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a special meeting of stockholders to approve the Reverse Stock Split. In order to eliminate the costs involved in holding a special meeting of stockholders, the Board voted to utilize the written consent of the holders of a majority of our outstanding voting securities. The Board does not intend to solicit any proxies or consents from any other stockholder in connection with this action.

Stockholders Entitled to Receive Notice of Action by Written Consent

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders of record on the Record Date. This Information Statement also constitutes notice under Section 78.320 of the NRS that the Reverse Stock was approved by the written consent of the Majority Stockholders. This Information Statement is being mailed on or about August 27, 2020, to our stockholders of record on the Record Date who did not execute the written consent of the Majority Stockholders and is being delivered to inform the stockholders of the Reverse Stock Split described herein before it takes effect in accordance with Rule 14c-2 of the Exchange Act. No dissenter’s rights are afforded to our stockholders under Nevada law as a result of the adoption of the Amendment.

Only holders of record of our Common Stock and Preferred Stock at the close of business on the Record Date are entitled to notice of the action taken by written consent.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the corporate actions being taken pursuant to the written consent of the Majority Stockholders can become effective is 20 days after the first mailing or other delivery of this Information Statement. After the foregoing 20-day period, we plan to file the Articles of Amendment with the Secretary of State of the State of Nevada, which filing will result in the Reverse Stock Split becoming effective. We recommend that you read this Information Statement in its entirety for a full description of the action approved by the Majority Stockholders.

Dissenters’ Rights of Appraisal

Neither the Company’s Articles of Incorporation nor Bylaws nor the NRS provide for dissenters' rights of appraisal in connection with the Action described herein.

Costs of the Information Statement

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitations. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock and Preferred Stock held of record by them, and will reimburse such persons for their reasonable charges and expenses in connection therewith.

ACTIONS TO BE TAKEN

With respect to the Action described in this Information Statement, the Board of Directors reserves the right, notwithstanding that the Majority Stockholders have approved the Action, to elect not to proceed with the Action if the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of the Stockholders to consummate the Action.

ACTION ONE: APPROVAL OF THE ARTICLE OF AMENDMENT TO THE ARTICLE OF

INCORPORATION TO EFFECTUATE A REVERSE STOCK SPLIT

General

Our Board and the Majority Stockholders approved a Reverse Stock Split in the range of between 1-for-10 and 1-for-100, which specific ratio will be determined by the Board prior to filing the Articles of Amendment. In determining which Reverse Stock Split ratio to implement, the Board may consider a number of factors, including the historical and then current trading price and trading volume of our Common Stock. Pursuant to the Reverse Stock Split, each number of specific shares of our Common Stock (between 10 and 100 depending on the ratio) will be automatically, without any further action by the Stockholders, be combined and reclassified into one (1) validly issued, fully paid and nonassessable share of Common Stock. The Reverse Stock Split will also cause a corresponding pro-rata decrease of the number of the Company’s authorized shares of Common Stock in accordance with the Reverse Stock Split ratio. No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Company’s stockholders holding a fractional share of Common Stock one additional share of Common Stock for each fractional share. The Company anticipates that the effective date of the Reverse Stock Split will be during the third calendar quarter of 2020. The Company also anticipates that it will eventually increase its authorized Common Stock to provide additional capital for future issuances.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT SUCH MINIMAL CHANGE AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

Purpose and Effect of the Reverse Stock Split

Our Board believes that, among other reasons, the number of outstanding shares of our Common Stock and very low trading price of our Common Stock have contributed to a lack of investor interest in the Company from institutional and other investors and has made it difficult for the Company to attract new investors and conduct equity financings on attractive terms or at all. Our Board believes that it may be necessary and prudent for the Company to amend our Articles of Incorporation to effect the reverse stock split because it would reduce the number of outstanding shares of our Common Stock to a level more consistent with other public companies with a similar anticipated market capitalization. Additionally, a reverse stock split should have the effect of raising the minimum bid price of our Common Stock on the OTCQB market, which was $0.   per share as of August 5, 2020. The Board believes it will be beneficial to the stockholders if our Common Stock is traded on a recognized stock exchange, either The Nasdaq Capital Market or NYSE American (an “Exchange”). In the future we hope to apply to list our Common Stock on an Exchange as soon as we are eligible to do so following the consummation of the Reverse Stock Split, a future public capital raise and satisfaction of other listing requirements and conditions. The Nasdaq Capital Market for example has minimum bid price requirement for new applicants of $4.00 per share. However, a company may qualify under a closing price alternative of $3.00 or $2.00 if the company meets varying requirements. On August 25, 2020, the last reported bid price of our Common Stock as reported by the OTCQB was $0.0007 per share. Although the Board believes that the Reverse Stock Split will enable the Company to meet these minimum market price requirements, there is no assurance that we will establish and maintain a market price in excess of the required level following the Reverse Stock Split or that even if we do establish such market price that any application to an Exchange would be successful. The effect of the Reverse Stock Split, if any, upon the stock price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies like us is varied. We also cannot assure you that the stock price of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding as a result of the Reverse Stock Split because, among other things, the stock price of our Common Stock may be based on our performance and other factors as well. If we are successful in listing our Common Stock on an Exchange, the Board believes that such a listing will positively impact our ability to raise additional equity capital. However, there is also no assurance that we would be able to raise additional equity capital in a public offering or otherwise. Further, we are not currently eligible to make such application to list on an Exchange and cannot guarantee that we will be eligible in the future, or if we are eligible, that we will make such application or that such application will be approved.

The Board also believes that the current market price of our Common Stock has a negative effect on the marketability of the existing shares, and that the Reverse Stock Split may make the Common Stock more attractive to a broader range of institutional and other investors, as the current market price of the Common Stock may affect its acceptability to certain institutional investors, professional investors, and other members of the investing public. Many institutional investors look on stocks that are trading at low prices as unduly speculative in nature and, as a result, avoid investing in such stocks. Additionally, a variety of policies and practices of brokerage firms discourage individual brokers within those firms from dealing in low-priced stocks in light of brokers’ commissions and time-consuming procedures that make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Many brokerage firms are also reluctant to recommend low-priced stock to their customers and the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage for low-priced stocks. The Board believes the Reverse Stock Split may help to alleviate some of these problems, but there is no guarantee of increased marketability of the existing shares.

An additional principal effect of the Reverse Stock Split will be the reduction in the number of shares of Common Stock issued and outstanding from 2,987,681,061 shares as of August 4, 2020 to a range of approximately  29,876,811 to 298,768,106 shares, depending on the Reverse Stock Split ratio selected by the Board. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders holding a fractional share of our Common Stock. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the Reverse Stock Split, nor does it increase or decrease the market capitalization of the Company. The reverse stock split may increase the number of our stockholders who own “odd lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act. Following the Effective Date, we do not anticipate that the Company’s financial condition, the percentage ownership of management or any aspect of the Company’s business would materially change as a result of the Reverse Stock Split.

The Reverse Stock Split will not affect the par value of the Common Stock. As a result, on the effective date of any Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced in proportion to the fraction by which the number of shares of Common Stock is reduced, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be retroactively increased for each period because there will be fewer shares of our Common Stock outstanding.

On the effective date of any Reverse Stock Split, all outstanding options and warrants will be adjusted to reflect the Reverse Stock Split. The number of shares of Common Stock that the holders of outstanding options and warrants may purchase upon exercise of their options and warrants will decrease, and the exercise prices of such options and warrants will increase, in proportion to the fraction by which the number of shares of Common Stock underlying such options and warrants are reduced as a result of the Reverse Stock Split, resulting in the same aggregate price being required to be paid as would have been paid immediately preceding the Reverse Stock Split.

Although our authorized Common Stock will be reduced as a result of any Reverse Stock Split, the overall effect after the Common Stock Increase will be an increase in our authorized but not outstanding or reserved shares of Common Stock. These shares may be issued by our Board in its discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock.

No further stockholder approval is required to affect any Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

You should recognize that after the Reverse Stock Split you will own fewer shares of Common Stock than you currently own. While we hope that the Reverse Stock Split will result in an increase in the potential stock price of our Common Stock, we cannot accurately predict the effect of the Reverse Stock Split on the market price for our Common Stock. Furthermore, there can be no assurance that the market price of our Common Stock immediately after the proposed Reverse Stock Split will continue for any period of time. Even if our Common Stock maintains an increased share price, the Reverse Stock Split may not achieve the desired results that we have outlined above. Certain other risks associated with the Reverse Stock Split are outlined below:

●

If the Reverse Stock Split is effected and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our Common Stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.

●	There can be no assurance that the Reverse Stock Split will result in any particular price for our Common Stock. As a result, the trading liquidity of our Common Stock may not necessarily improve.

●

There can be no assurance that the market price per share of our Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. For example, based on the closing price of our common stock on August 25 , 2020 of $0.0007   per share, if the Reverse Stock Split were implemented and approved for a Reverse Stock Split ratio of 1-for-1000, there can be no assurance that the post-split market price of our Common Stock would be $5.00 or greater. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

●

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

In evaluating whether to approve the Reverse Stock Split, the Board took into consideration other negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

The Board intends to affect the Reverse Stock Split only if it believes that the implementation of the Reverse Stock Split is in the best interests of the Company and its stockholders. The Board may exercise its discretion not to implement the Reverse Stock Split.

Anti-Takeover Effects of the Reverse Stock Split

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT (DESCRIBED BELOW) MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the Reverse Stock Split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent Stockholders that would provide an above market premium by issuing additional shares of Common Stock.

The Reverse Stock Split is not the result of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reason for the Reverse Stock Split is to manage its convertible debt instruments and corresponding share reserves.

Board Discretion to Implement the Reverse Stock Split in the Future

The Reverse Stock Split will be effected, if at all, only upon a determination by the Board that a Reverse Stock Split (at a Reverse Stock Split ratio determined by the Board, but not to exceed 1-for-100) is then in the best interests of the Company and its stockholders. The Board’s determination as to whether the Reverse Stock Split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of our Common Stock, prevailing market conditions and the likely effect on the market price of our Common Stock. If the Board determines to affect the Reverse Stock Split, the Board will consider various factors in selecting the ratio, including the overall market conditions at the time and the recent trading history of the Common Stock. Notwithstanding approval of the Reverse Stock Split by the stockholders, the Board may, in its sole discretion, abandon the Reverse Stock Split and the Articles of Amendment and determine prior to the effectiveness of the filing of the Articles of Amendment with the Secretary of State of the State of Nevada not to effect the Reverse Stock Split.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

We anticipate that the Reverse Stock Split will become effective during the third calendar quarter of 2020, or as soon thereafter as is reasonably practicable (the “Effective Date”), subject to the Board’s determination in its discretion not to proceed with the Reverse Stock Split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNLESS REQUESTED TO DO SO. Beginning on the Effective Date, each stock certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares of Common Stock and evidence ownership of the number of shares shown on such certificate reduced according to the Reverse Stock Split ratio.

We will not issue fractional certificates for post- Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, the Company will issue to the Company’s stockholders holding a fractional share of Common Stock one additional share of Common Stock for each fractional share.

Further, prior to filing the Articles of Amendment reflecting the Reverse Stock Split, we must first notify the Financial Industry Regulatory Authority (“FINRA”) by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to our anticipated date of the Reverse Stock Split.

The Articles of Amendment will be in substantially the form attached to this Information Statement as Exhibit A and will become effective upon the acceptance for record of the Articles of Amendment with the Secretary of State of the State of Nevada, which will occur no earlier than 20 calendar days after this Information Statement is first mailed to our Stockholders who did not execute the written consent of the Majority Stockholders.

Fractional Shares

No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Company’s stockholders holding a fractional share of Common Stock one additional share of Common Stock for each fractional share.

Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain federal income tax consequences of the Reverse Stock Split to the holders of Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion is for general information purposes only and the tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. In addition, this discussion does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment, including without limitation, holders of warrants, holders who are dealers in securities, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired the Common Stock pursuant to the exercise of compensatory stock options or otherwise as compensation. The following discussion also does not address the tax consequences of the Reverse Stock Split under foreign, state or local tax laws. Accordingly, each stockholder should consult his or her tax adviser to determine the particular tax consequences to him or her of a reverse split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

Generally, a reverse split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the new shares of Common Stock will be the same as the adjusted basis of the Common Stock exchanged for such new shares. The holding period of the post-Reverse Stock Split shares of the Common Stock resulting from implementation of the Reverse Stock Split will include the stockholder’s respective holding periods for the pre-Reverse Stock Split shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of any class of voting securities; (ii) our director and chief executive officer; (iii) our chief financial officer; and (iv) all executive officers and directors as a group as of April 8, 2020. Unless otherwise indicated, the address of all listed stockholders is c/o Beyond Commerce, Inc., 3773 Howard Hughes Parkway, Suite 500 Las Vegas, NV 89169.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)	Series A Preferred Stock Beneficially Owned (1)	Series A Percentage of Preferred Stock Owned (1)	Series B Preferred Stock Beneficially Owned (1)	Percentage of Series B Preferred Stock Owned (1)	Percentage of Voting Power (2)
Directors and Officers:

Geordan Pursglove	-	-	-	-	33	100%	40.24
Peter Stazzone	-	-	-	-	-	-	-
Frederic Maxik	-	-	-	-	-	-	-
Robert Honeyman	-	-	-	-	-	-	-

All officers and directors (4 persons)	-	-	-	-	33	100%	40.24

The 2GP Group, LLC (3)	-	-	206,249,900	82.50	-	-	9.86
Fiona Oakley(4)	1,556,632	*	43,750,000	17.50	-	-	*
Caledonian Bank Limited (5)	243,600,000	8.15	-	-	-	-	*

* (1)

Less than 5%

Applicable percentage ownership is based on 2,987,681,061 shares of common stock outstanding 249,999,900 shares of Series A Preferred Stock, and 20 shares of Series B Preferred Stock issued and outstanding as of August 4, 2020. Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of August 4, 2020.

(2)

Represents the number of votes held on all matters submitted to a vote of our stockholders.  As of the date of this prospectus, we have 249,999,900 shares of Series A Preferred Stock issued and outstanding, each entitled to three (3) votes per share, and 20 shares of Series B Preferred Stock issued and outstanding, each entitled to three (3) votes per share. Each one (1) share of the Series B Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total number of votes of issued and outstanding shares of stock of the Company eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.

(3)

The shares are held by an entity controlled by Mr. Geordan Pursglove, President. Mr. Geordan Pursglove, managing member, holds sole voting and dispositive power over these shares.  The address for The 2GP Group, LLC is 222 Yamato Road, Suite 260, Boca Raton, FL 33431

(4)	The shares held by Fiona Oakley were gifted to her by our former Chief Executive Officer George Pursglove

(5)

The Caledonian Bank Limited is controlled by Louise Cooper, who holds sole voting and dispositive power over these shares.  The address for this holder is 69 Dr. Roy’s Dr., Grand Cayman KY1-1102, Cayman Islands.

INTERESTS OF CERTAIN PERSONS ON MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the Reverse Stock Split, other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

DISSENTERS’ RIGHTS

Under Nevada law there are no dissenters’ rights available to our stockholders in connection with the Reverse Stock Split, or the Articles of Amendment.

HOW THE REVERSE STOCK SPLIT WILL BE ENACTED

The Reverse Stock Split will be affected by the filing of the Articles of Amendment with the Secretary of State of the State of Nevada. The Articles of Amendment will be effective upon the date and time of effectiveness of such filing, which is no earlier than 20 calendar days after this Information Statement is first mailed to our Stockholders who did not execute the written consent of the Majority Stockholders. The Reverse Stock Split will occur on the Effective Date without any further action on the part of our stockholders.

The Board has the authority, but not the obligation, in its sole discretion and without further action on the part of the stockholders, to select the ratio for the Reverse Stock Split (not to exceed 1-for-100) and to file the Articles of Amendment. The Board may abandon the Reverse Stock Split at any time, in its sole discretion, prior to filing the Articles of Amendment.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and brokers, banks and other nominees to satisfy the delivery requirements for proxy statements and annual reports, with respect to two or more stockholders sharing the same address and who do not participate in electronic delivery of proxy materials, by delivering a single copy of such documents addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers, banks and other nominees may be “householding” Company proxy materials. This means that only one copy of proxy materials may have been sent to multiple stockholders in a household. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report from the other stockholder(s) sharing your address, please: (i) notify your broker, bank or other nominee, (ii) direct your written request to Chief Executive Officer, 3773 Howard Hughes Pkwy, Suite 500, Las Vegas, Nevada 89169 or (iii) contact our Chief Executive Officer at (702) 675-8022. The Company will undertake to deliver promptly, upon any such oral or written request, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should notify their broker, bank or other nominee, or contact our Chief Executive Officer at the above address or phone number.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this Information Statement. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

Statements contained in this Information Statement concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

By Order of the Board of Directors

/s/ Geordan Pursglove
Geordan Pursglove
Chief Executive Officer

August 25, 2020

EXHIBIT A

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

BEYOND COMMERCE, INC.

BEYOND COMMERNCE, INC., a corporation organized and existing under and by virtue of the Nevada Revised Statutes of the State of Nevada (the “Corporation”), does hereby certify that:

FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation by written consent on July 30, 2020, setting forth a proposed amendment to the Articles of Incorporation of the Corporation, as amended (the “Articles of Incorporation”), declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Articles of Incorporation be amended by deleting Article 4 in its entirety and replacing it as follows:

“Article 4. A. Classes of Stock. The number of Common Stock that may be issued is hereby decreased from 3,000,000,000 to   . The par value of the company’s common stock remains the same at $0.001.

1. Upon the filing and effectiveness of this Article of Amendment to the Articles of Incorporation of the Corporation with the Secretary of State of the State of Nevada (the “Effective Time”), each _______ shares of Common Stock either issued and outstanding or held by the Corporation as treasury stock shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. All shares of Common Stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of a fractional share. If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of Common Stock, the Corporation will issue to the Corporation’s stockholders holding a fractional share of Common Stock one additional share of Common Stock for each fractional share. No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent the number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

SECOND: That in lieu of a meeting and vote of the stockholders, the Corporation’s stockholders holding a majority of the outstanding voting power of the Corporation’s capital stock have given written consent approving this Articles of Amendment in accordance with Section 78.320 of the Nevada Revised Statues of the State of Nevada.

THIRD: That the Effective Time of this amendment shall be 12:01 a.m. on ______________ ___, 2020.

IN WITNESS WHEREOF, the Corporation has caused this Articles of Amendment to be signed by its officer thereunto duly authorized this ___ day of ______________, 2020.

BEYOND COMMERCE, INC.

By:
Name:	Geordan Pursglove
Title:	Chief Executive Officer